Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement Form S-8 pertaining to the 2018 Elanco Stock Plan and the Elanco Animal Health Incorporated Directors’ Deferral Plan of our report dated May 25, 2018, with respect to the combined financial statements of Elanco Animal Health Incorporated included in its Registration Statement (Form S-1 No. 333-226536) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Indianapolis, Indiana
September 20, 2018